Exhibit 23.01

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

Rafael Holdings, Inc.
Newark, New Jersey

We consent to the incorporation by reference in the registration statement on Form S-8 (File No. 333-225155 of Rafael Holdings, Inc.) of our report dated October 3, 2019 related to our audit of the consolidated financial statements of Rafael Holdings, Inc. as of July 31, 2019 and for the year then ended, included in this Annual Report on Form 10-K of Rafael Holdings, Inc. for the year ended July 31, 2019.

/s/ CohnReznick LLP Roseland, New Jersey October 3, 2019